[Letterhead of Summit Tax Exempt LP II]


December 1, 1996


Players CLub at Fort Myers, Ltd.
c/o H/R Florida Associates, L.P.
625 Madison Avenue
New York, NY 10022

Gentlemen:

Players Club at Fort Myers, Ltd., a California limited partnership organized and existing in the State of California (the "Developer"), is the Developer and Owner of a 288-unit multifamily residential rental housing development known as Players Club Apartments, located in Lee County, Florida (the "Project"). The cost of acquiring, constructing, improving and equipping the Project was financed by the Florida Housing Finance Agency (the "Issuer"), by the issuance of its Multi-Family Housing Revenue Bonds, 1987 Series C (Players Club at Fort Myers Project), in the principal amount of $9,700,000 pursuant to a series of Bond Resolutions adopted on September 13, 1985; September 17, 1985; October 15, 1985; and June 26, 1987.

The terms of the Bonds, the security therefor, the rights and remedies of the holders thereof, and various other matters in connection therewith were prescribed pursuant to a Trust Indenture between the Issuer and Southeast Bank, N.A. (the "Trustee"), dated as of July 1, 1987 (the "Trust Indenture").

Proceeds of the Bonds were loaned to the Developer pursuant to a Loan Agreement between the Issuer and the Developer dated as of July 1, 1987 (the "Loan Agreement"), evidenced by the Developer's Promissory Note (the "Note") in the amount of $9,700,000. The obligations of the Developer under the Loan Agreement and the Note are secured by a Mortgage and Security Agreement, dated as of July 1, 1987, and various other loan documents defined in the Loan Agreement (collectively, the "Loan Documents").

All of the Bonds issued pursuant to the Trust Indenture were purchased and are owned as of this date by Summit Tax Exempt L.P. II and Summit Tax Exempt L.P. III

Players Club at Fort Myers
December 1, 1996
Page Two

(collectively referred to as "Summit") both of which are limited partnerships organized and existing under the laws of the State of Delaware.

As of February 1, 1992, the Project's cash flow was inadequate to provide for certain capital improvements required to be made and for certain other expenses being incurred; accordingly, the Developer requested that a portion of the Base Interest on the Note ("Base Interest"), required to be paid monthly in accordance with the terms of the Trust Indenture and Bonds, be temporarily deferred. The failure to pay any portion of the required Base Interest when due would constitute an Event of Deafult pursuant to various provisions of the Trust Indenture, Bonds and Loan Documents. Pursuant to Section 9.02(a) of the Trust Indenture, Summit, as the single owner of the Bonds, is the designated "Acting Party" with the sole authority to take actions in respect of any Event of Default. In response to the Developer's request, the Developer and Summit entered into a letter agreement dated as of February 1, 1992 (the "1992 Letter Agreement"), whereby Summit agreed to forbear from enforcing its remedies under the various default and remedies provisions of the Trust Indenture, Bonds and Loan Documents (the "Remedies Provisions") based upon the payment of portions of the Base Interest, and on various other terms and conditions, all as set forth therein. Pursuant to the 1992 Letter Agreement, certain portions of the Base Interest which would have been due and payable between January 1, 1992 and December 31, 1993, were deferred in accordance with the terms and conditions thereof.

As of December 1, 1993, the Developer requested a continuation of Summit's agreement to forbear from enforcing its remedies under the Remedies Provisions upon the occurrence of further defaults for the non-payment of Base Interest when due, from and after December 31, 1993. In response to the Developer's request, the Developer and Summit entered into a second letter agreement dated as of December 1, 1993 (the "1993 Letter Agreement") pursuant to which certain portions of the Base Interest which would have been due and payable between January 1, 1994 and December 31, 1994, were deferred in accordance with the terms and conditions thereof.

As of December 1, 1994, the Developer requested that Summit agree to forbear from enforcing its remedies under the Remedies Provisions upon the occurrence of further defaults for the non-payment of Base Interest when due, from and after December 31, 1994, again conditioned on the payment of certain portions of such interest when due. In response to the Developer's request, the Developer and Summit entered into a third letter agreement dated as of December 1, 1994 (the "1994 Letter Agreement") pursuant to which certain portions of the Base Interest which would have been due and payable between January 1, 1995 and December 31, 1995, were deferred in accordance with the terms and conditions thereof.

As of December 1, 1995, the Developer requested that Summit agree to forbear from enforcing its remedies under the Remedies Provisions upon the occurrence of further

Players Club at Fort Myers
December 1, 1996
Page Three

defaults for the non-payment of Base Interest when due, from and after December 31, 1995, again conditioned on the payment of certain portions of such interest when due. In response to the Developer's request, the Developer and Summit entered into a fourth letter agreement dated as of December 1, 1995 (the "1995 Letter Agreement") pursuant to which certain portions of the Base Interest which would have been due and payable between January 1, 1996 and December 31, 1996, were deferred in accordance with the terms and conditions thereof.

As of this date, the Developer has requested that Summit agree to forbear from enforcing its remedies under the Remedies Provisions upon the occurrence of further defaults for the non-payment of Base Interest when due, from and after December 31, 1996, again conditioned on the payment of certain portions of such interest when due.

In addition, the parties desire to correct an error in Paragraph 2(e) of the 1994 Letter Agreement, dealing with the interest rate applicable to accrued and unpaid Base Interest outstanding from time to time.

Accordingly, Summit and the Developer agree as follows:


   1. Extension and Modification of "Time Period" and "Minimum Pay Rate."
      -------------------------------------------------------------------

      The "Time Period" And "Minimum Pay Rate" set forth in Paragraph 2(d) of the 1994 Letter Agreement, as previously extended pursuant to the 1995 Letter Agreement, are further extended and modified as follows:

            Time Period                 Minimum Pay Rate
            -----------                 -----------------

          01/01/97-01/31/97              6.50% per annum
          02/01/97-12/31/97              6.25% per annum


   2. Interest on Unpaid Amounts.
      ---------------------------

      Paragraph 2(e) of the 1994 Letter Agreement is amended by striking "Section 7.10" and by substituting "Section 3.03(c)(1)" in lieu thereof.

Except as specifically extended and modified herein, Summit and the Developer agree that all the provisions, terms and conditions of the 1994 Letter Agreement, as extended by the 1995 Letter Agreement, are hereby ratified and confirmed, and shall remain in full force and effect.

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Players Club at Fort Myers
December 1, 1996
Page Four

If the above accurately sets forth the extension and modification on which we have agreed, please return to us five (5) copies of this letter executed by you in the space provided below, at which time this letter shall constitute a binding amendment to the 1994 and 1995 Letter Agreements.


                                 Very truly yours,


                                 SUMMIT TAX EXEMPT L.P. II

                                 By: Related Tax Exempt Associates II, Inc.
                                     a general partner


                                            /s/ Alan Hirmes
                                 By: ---------------------------------------
                                                                     (Title)


                                 SUMMIT TAX EXEMPT L.P. III

                                 By: Related Tax Exempt Associates III, Inc.,
                                     a general partner

                                 By:         /s/ Alan Hirmes
                                     ----------------------------------------
                                                                      (Title)


Accepted and Agreed to as of the
18th day of December, 1996:

PLAYERS CLUB AT FORT MYERS, LTD.,
A California limited partnership


By: H/R FLORIDA ASSOCIATES L.P.,
    a Delaware limited partnership,
    a general partner

By: A General Partner: RELATED ADVANTAGED
    RESIDENTIAL ASSOCIATES, INC.,
    a Delaware corporation

       /s/ Max Schlopy
By: ---------------------------------------------
    Max Schlopy
    Vice-President